                                                                   Exhibit (d.1)
                                    FORM OF
                          INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT is made by and between ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Adviser") and ING PARTNERS, INC., a Maryland corporation (the "Company"), on behalf of each of its Series as listed on the attached Schedule A (the "Series"), as of the date set forth below the parties' signatures.

                               W I T N E S S E T H

WHEREAS, the Company is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Company has established the Series; and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Company, on behalf of the Series, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:

I.       APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement and the policies and control of the Company's Board of Directors (the "Board"), the Company, on behalf of the Series, hereby appoints the Adviser to serve as its investment adviser, to provide the investment advisory services set forth below in Section
II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Company and has no authority to act for or represent the Company in any way.

II.      DUTIES OF THE ADVISER

In carrying out the terms of this Agreement, the Adviser shall do the following:

         1.   supervise all aspects of the operations of the Company;

         2. select the securities to be purchased, sold or exchanged by the Series or otherwise represented in the Series' investment portfolio, place trades for all such securities and regularly report thereon to the Board;

         3. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;

         4. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

         5. provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

         6. obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Series' securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

         7. prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Adviser from time to time, deems necessary or as are requested by the Board; and

         8. take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.

III.     REPRESENTATIONS AND WARRANTIES

         A.   Representations and Warranties of the Adviser

         Adviser hereby represents and warrants to the Company as follows:

              1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

              2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

              3. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Series in carrying out its obligations hereunder.

         B.       Representations and Warranties of the Company

         The Company, on behalf of the Series, hereby represents and warrants to the Adviser as follows:

              1. Due Incorporation and Organization. The Company has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

              2. Registration. The Company is registered as an investment company with the Commission under the 1940 Act and shares of the Series are registered or qualified for offer and sale to the public under the Securities Act of 1933 (the "1933 Act") and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.      DELEGATION OF RESPONSIBILITIES

         A.   Appointment of Subadviser(s)

         Subject to the approval of the Board, the Adviser may enter into a Subadvisory Agreement to engage one or more Subadvisers (the "Sub-adviser") to the Adviser with respect to each Series.

         B.   Duties of Subadviser

         Under a Subadvisory Agreement, the Subadviser may be delegated some or all of the following duties of the Adviser:

              1. determine which securities from which issuers shall be purchased, sold or exchanged by the Series or otherwise represented in the Series' investment portfolio, place trades for all such securities, select brokers or dealers for the execution thereof, and regularly report thereon to the Board;

              2. formulate and implement continuing programs for the purchase and sale of the securities of such issuers and regularly report thereon to the Board;

              3. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

              4. provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

              5. give instructions to the custodian and/or sub-custodian of the Series appointed by the Board, as to deliveries of securities, transfers of currencies and payments of cash for the Series as required to carry out the investment activities of the Series, in relation to the matters contemplated by this Agreement; and

              6. provide such financial support, administrative services and other duties as the Adviser deems necessary and appropriate.

         C.   Duties of the Adviser

         In the event the Adviser delegates certain responsibilities hereunder to one or more Subadvisers, the Adviser shall, among other things:

              1. monitor the investment program maintained by the Subadvisers for the Series and the Subadvisers' compliance program to ensure that the Series' assets are invested in compliance with the Subadvisory Agreement and the Series' investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement, as filed with the Commission under the 1933 Act and the 1940 Act ("Registration Statement");

              2.  allocate series' assets among such Subadvisers;

              3. review all data and financial reports prepared by the Subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations;

              4. establish and maintain regular communications with the Subadvisers to share information it obtains with the Subadvisers concerning the effect of developments and data on the investment program maintained by the Subadvisers; and

              5. oversee all matters relating to the offer and sale of the Series' shares, the Company's corporate governance, reports to the Board, contracts with all third parties on behalf of the Company for services to the Series, reports to regulatory authorities and compliance with all applicable rules and regulations affecting the Company's operations.

V.       BROKER-DEALER RELATIONSHIPS

         A.   Portfolio Trades

         The Adviser, at its own expense, shall place all orders for the purchase and sale of portfolio securities with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received.

         B.   Selection of Broker-Dealers

         In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser may also select brokers or dealers to effect transactions for the Series who provide payment for expenses of the Series. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services or expenses, and that have provided assistance in the distribution of shares of the Series to the extent permitted by law, a commission for executing a portfolio transaction for the Series that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer and is paid in compliance with Section 28(e) or other rules and regulations of the Commission. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Series to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

         Any delegation to a Subadviser (as authorized in Section IV above) of the selection of broker-dealers to execute portfolio transactions will include instructions consistent with the parameters outlined in this Section.

VI.      CONTROL BY THE BOARD

Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Series pursuant thereto, shall at all times be subject to any directives of the Board.

VII.     COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

              1.  all applicable provisions of the 1940 Act;

              2. the provisions of the current Registration Statement of the Company;

              3. the provisions of the Fund's Articles of Incorporation, as amended;

              4.  the provisions of the Bylaws of the Fund, as amended; and

              5.  any other applicable provisions of state or federal law.

VIII.    COMPENSATION

For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Company, on behalf of the Series, shall pay to the Adviser an annual fee, payable monthly, based upon the average daily net assets of the Series as shown on the attached Schedule B.

Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of the annual advisory fee applied to the daily net assets of the Series. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of Section IX hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible. For so long as a Subadvisory Agreement is in effect, the Company acknowledges on behalf of the Series that the Adviser will pay to each Subadviser, as compensation for acting as a Subadviser to the Series, the fees specified in the particular Subadvisory Agreement.

IX.      EXPENSES

The expenses in connection with the management of the Company shall be allocated between the Series and the Adviser as follows:

         A.   Expenses of the Adviser

         The Adviser shall pay:

              1. the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the Series, including without limitation, office space, office equipment, telephone and postage costs;

              2. all fees and expenses of all directors, officers and employees, if any, of the Company who are employees of the Adviser or an affiliated entity, including any salaries and employment benefits payable to those persons;

         B.   Expenses of the Series

         The Series shall pay:

              1.  investment advisory fees pursuant to this Agreement;

              2. brokers' commissions, issue and transfer taxes or other transaction fees payable in connection with any transactions in the securities in the Series' investment portfolio or other investment transactions incurred in managing the Series' assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;

              3. fees and expenses of the Company's independent accountants and legal counsel and the independent Directors' legal counsel;

              4. fees and expenses of any administrator, transfer agent, custodian, dividend, accounting, pricing or disbursing agent of the Series;

              5.  interest and taxes;

              6. fees and expenses of any membership in the Investment Company Institute or any similar organization in which the Board deems it advisable for the Company to maintain membership;

              7. insurance premiums on property or personnel (including officers and directors) of the Company which benefit the Series;

              8. all fees and expenses of the Company's directors, who are not "interested persons" (as defined in the 1940 Act) of the Company or the Adviser;

              9. expenses of preparing, printing and distributing proxies, proxy statements, prospectuses and reports to shareholders of the Series, except for those expenses paid by third parties in connection with the distribution of Series shares and all costs and expenses of shareholders' meetings;

              10. all expenses incident to the payment of any dividend,
                  distribution, withdrawal or redemption, whether in shares of the Series or in cash;

              11. costs and expenses (other than those detailed in paragraph 9 above) of promoting the sale of shares issued by the Series, provided that nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution of shares issued by the Series;

              12. fees payable by the Series to the Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Series in any state or territory of the United States or of the District of Columbia;

              13. all costs attributable to investor services, administering shareholder accounts and handling shareholder relations (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and

              14. any other ordinary, routine expenses incurred in the
                  management of the Series' assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Series and any indemnification by the Company of its officers, directors or agents.

X.       NONEXCLUSIVITY

The services of the Adviser to the Company are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.

XI.      TERM

This Agreement shall become effective at the close of business on November 7, 2001, and shall remain in force and effect through November 7, 2002 unless earlier terminated under the provisions of Article XIII.

XII.     RENEWAL

Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

              1.  a. by the Board, or

                  b. by the vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940
                     Act), and

              2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Company), by votes cast in person at a meeting specifically called for such purpose.

XIII.    TERMINATION

This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment," as that term is defined in Section 2(a)(4) of the 1940 Act.

XIV.     LIABILITY

The Adviser shall be liable to the Company and shall indemnify the Company for any losses incurred by the Company, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder.

XV.      NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         if to the Company, the Series or the Adviser:

         Laurie Tillinghast
         151 Farmington Avenue, TS41
         Hartford, Connecticut  06156

XVI.  QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, release or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, release or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of May 1, 2002.

                                      ING Life Insurance and Annuity Company

Attest: ______________________        By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________

                                      ING Partners, Inc. on behalf of each of
                                      its series as listed on the attached
                                      Schedule A

Attest: ______________________        By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________

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                                   Schedule A
                          Series of ING Partners, Inc.

                     Series
                     ------
                     o ING MFS Capital Opportunities Portfolio
                     o ING MFS Emerging Equities Portfolio
                     o ING MFS Research Growth Portfolio
                     o ING Scudder International Growth Portfolio
                     o ING T. Rowe Price Growth Equity Portfolio
                     o ING Alger Growth Portfolio
                     o ING Alger Aggressive Growth Portfolio
                     o ING Brinson Tactical Allocation Portfolio
                     o ING DSI Enhanced Index Portfolio
                     o ING Goldman Sachs Capital Growth Portfolio
                     o ING OpCap Balanced Value Portfolio
                     o ING Salomon Bros. Investors Value Portfolio
                     o ING Salomon Bros. Capital Portfolio
                     o ING JP Morgan Mid Cap Value Portfolio
                     o ING Baron Small Cap Growth Portfolio
                     o ING Van Kampen Comstock Portfolio
                     o ING MFS Global Growth Portfolio
                     o ING PIMCO Total Return Portfolio
                     o ING American Century Small Cap Value Portfolio
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
                                              Schedule B
                                            Advisory Fees

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 Series                                                 Fees
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
 o ING MFS Capital Opportunities Portfolio              0.65% of average daily net assets
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 o ING MFS Emerging Equities Portfolio                  0.70% of the first $500 million of average
                                                        daily net assets;
                                                        0.65% on assets over $500 million
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 o ING MFS Research Growth Portfolio                    0.70% on the first $500 million of average
                                                        daily net assets;
                                                        0.65% on assets over $500 million
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 o ING Scudder International Growth Portfolio           0.70% on the first $500 million of
                                                        average daily net assets; 0.65% on
                                                        assets over $500 million
----------------------------------------------------------------------------------------------------
 o ING T. Rowe Price Growth Equity Portfolio            0.60% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Alger Growth Portfolio                           0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Alger Aggressive Growth Portfolio                0.85% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Brinson Tactical Allocation Portfolio            0.90% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING DSI Enhanced Index Portfolio                     0.60% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Goldman Sachs Capital Growth Portfolio           0.85% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING OpCap Balanced Value Portfolio                   0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Salomon Bros. Investors Value Portfolio          0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Salomon Bros. Capital Portfolio                  0.90% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING JP Morgan Mid Cap Value Portfolio                .75% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Baron Small Cap Growth Portfolio                 .85% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING Van Kampen Comstock Portfolio                    .60% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING MFS Global Growth Portfolio                      .60% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING PIMCO Total Return Portfolio                     .50% of average daily net assets
----------------------------------------------------------------------------------------------------
 o ING American Century Small Cap Value Portfolio       1.00% of average daily net assets
----------------------------------------------------------------------------------------------------